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                                                                    EXHIBIT 10.4

                              EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into effective as of the 6th day of July, 2000, by and between PETSVETSANDYOU.COM, INC., a Florida corporation ("Employer" or the "Corporation), and Raymond Lee ("Employee").

                              W I T N E S S E T H:

         WHEREAS, Employer engages in the business of operating an pet-oriented Web site, whose operations include on-line retail sales of pet products, pet-owner education, web hosting services for veterinarians and other services for veterinarians and the general pet-owning public; and

         WHEREAS, Employer desires to employ the Employee to perform computer programming, software development and related services, and Employee desires to accept such employment, upon the terms and conditions set forth in this Agreement; and

         WHEREAS, Employee represents and covenants that he/she has the training, knowledge, ability and experience to perform such services.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employer and Employee hereby agree as follows:

         1. EMPLOYMENT. The Employer hereby employs the Employee to develop, maintain and update the PetsVetsandYou.com Web site and all other archives or subwebs therein, as more fully set forth hereinbelow, and the Employee hereby accepts such employment, upon the terms and subject to the conditions set forth in this Agreement. Specifically, Employee's duties shall include, but not be limited to, computer programming and development on the Web Site and subwebs using HTML, Perl, Marcromedia Flash, Javascript and any other applicable languages; design of computer software relating to Common Gateway Interface
(CGI) programs; Web site layout and design; database development and information management; and technical support and maintenance, as directed by Employer from time to time, and any and all other such duties consistent with the position, again, as directed from time to time by Employer.

         2. TERM. Subject to the provisions of termination as provided in
Section 12 hereof, the term of employment under this Agreement shall begin effective as of July 4, 2000, and terminate on July 5, 2001 (the "Initial Term"). Unless earlier terminated, this Agreement shall be renewed automatically for successive and separate one (1) year periods upon the same terms and conditions as contained herein, unless notice is given by the party not seeking renewal to the other party no less than sixty (60) days prior to the end of the Initial Term or any successive renewal term, as the case may be, terminating this Agreement as of the end of the then current term.

         3. DEVOTION OF REASONABLE TIME TO EMPLOYMENT HEREUNDER. During the term hereof, except for illness and approved vacations, the Employee shall devote substantially all his time, energy and attention to the performance of his duties for the Employer. Employee shall not be actively involved, whether as an employee, partner, member, joint venture, shareholder (excluding holding shares constituting less than 5% in the aggregate of all outstanding shares of any entity whose shares are traded on the NASDAQ (or any other OTC stock) or a national securities exchange), officer, director, representative, agent, independent contractor, or otherwise in any other commercial endeavor without giving prior written


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notice to Employer and only to the extent it does not have any adverse effect on
Employee's performance of his duties hereunder or upon the business operations and reputation of Employer.

         4. COMPENSATION. As compensation for services rendered hereunder, Employee shall receive a base salary, bonus payments and fringe benefits as set forth on EXHIBIT A hereto.

         5. PROFESSIONAL POLICIES AND PROCEDURES: The Employer shall have the authority to establish, from time to time business, administrative and other policies and procedures to be followed by the Employee in the conduct of his duties hereunder. Employee shall also be subject to the provisions of the Employers employee policy manual as in current publication from time to time, provided that to the extent of any conflicting provisions between this Agreement and the policy manual, this Agreement will control.

         6. DEATH DURING EMPLOYMENT. All rights of the Employee under this Agreement shall terminate upon death (other than rights accrued prior thereto). The Employer shall pay to the estate of the Employee such compensation as would otherwise have been payable to the Employee at the date of his death, and the Employer shall have no further financial obligations under this Agreement to the Employee or his estate after such payment. Any amounts owing to the Employee under any retirement plans or other compensation arrangements, if any, with the Employer shall be handled solely in accordance with the terms of such plans or arrangements and not by the terms of this Agreement.

         7. DISABILITY DURING EMPLOYMENT. In the event Employee becomes disabled, all rights of the Employee under this Agreement shall terminate. Upon the determination of Employee's disability, the Employer shall pay to the Employee such compensation as would otherwise have been payable to the Employee up to the date of commencement of Employee's disability, and the Employer shall have no further financial obligations under this Agreement to the Employee. Any amounts owing to the Employee under any retirement plans or other compensation arrangements, if any, with the Employer shall be handled solely in accordance with the terms of such plans or arrangements and not by the terms of this Agreement. For purposes hereof, Employee may be deemed to be disabled if, as a result of physical or mental impairment, whether to accident, illness or otherwise, Employee is unable, even with reasonable accommodations by the Corporation are made, to fully and satisfactorily perform his duties and obligations under this Agreement.

         8. DISCLOSURE AND CONFIDENTIALITY.

            (a) DISCLOSURE AND WORK MADE FOR HIRE.

                (i) Any and all designs, drawings, prototypes, programs, artwork, manuals, processes, inventions, discoveries, innovations, improvements, software, other works of authorship, and other items and works developed, produced, conceived, reduced to practice, tested or made by Employee (in any case, either alone or jointly) within the scope of his/her employment with the Corporation, whether prior or subsequent to the date hereof and whether or not pursuant to the terms of this Agreement or any other agreement between the parties, shall be deemed to be "work made for hire" as that term is defined in the United States Copyright Act (17 U.S.C. Sec.101), and are and at all times shall be the sole property of the Corporation. Such items shall include, without limitation, those that (1) relate to the business or the present or demonstrated or reasonably foreseeable future research or development of the Corporation or its parent or any subsidiaries or affiliates, or (2) result from or are suggested by any work that Employee may do for the Corporation or its parent or any subsidiaries or affiliates, or (3) are otherwise made through the use of the time, equipment, supplies, facilities, material or secret or confidential information or data of the Corporation (or its parent, subsidiaries, or affiliates). Employee shall make and maintain for the Corporation


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         adequate and current written records of all such inventions, discoveries, innovations, improvements, original works of authorship, trade secrets and other technical and business information and matters. To the extent that any court of competent jurisdiction finds that any provision of this paragraph is unenforceable because it requires the assignment of any invention in contravention of the law or public policy of that jurisdiction, this paragraph shall be interpreted to impose only the maximum permissible assignment obligation.

                (ii) Employee hereby assigns to the Corporation any and all rights he/she may have in and to such works previously produced (to the extent any exist) and agrees to assign to the Corporation any and all rights (to the extent any may exist) in and to any and all such works hereafter produced. Employee hereby agrees that upon request by the Corporation from time to time, whether during or after his/her employment with the Corporation, he/she shall execute such assignments and other agreements and instruments and take such other actions as are directed by the Corporation to protect, clarify, substantiate or evidence its rights with regard to any such works, and to enable the Corporation to obtain for itself or its nominees, patents, copyrights, or other legal protection for such works.

                (iii) Employee agrees that during the term of his employment by the Employer, he/ she will disclose and disclose only to the Employer all work-for-hire and all other ideas, concepts, programs, methods, plans, works of authorship, developments, or improvements known or developed by him which relate, directly or indirectly, to the business of the Employer, whether acquired or developed by the Employee before or during his employment by the Employer. Nothing in this Section 8 shall be construed as requiring any such communication where the idea, concept, program, method, plan or development is lawfully protected from disclosure as a trade secret of a third party or by any other lawful prohibition against such communication.

            (b) CONFIDENTIALITY. The Employee agrees that at all times both during the term hereof and subsequent to any termination or expiration hereof, he shall keep in strict secrecy and confidence, and shall not use or disclose or permit the use or disclosure by or to any party whatsoever, all or any portion of the Confidential Information that the Employee assimilates or to which he has access or becomes aware or gains knowledge of during his employment by the Employer and which has not been publicly disclosed and is not a matter of common knowledge in the industry of the Employer or otherwise in the public domain. The term "Confidential Information" means any and all proprietary and other information relating, directly or indirectly, to the Employer and its business, products, programs and clients, including, but not limited to, customer and supplier lists, products, programs, patents, copyrights, trademarks, service marks, software, data, know-how, processes, plans, procedures, methods, concepts, manuals, techniques, marketing and pricing information, contracts, financial information, and other proprietary information.

            (c) ACCESS. The Corporation may, at any time and without further consent of Employee, access and monitor Employee's usage of Corporation information and resources, including but not limited to: computers, computer software, electronic mail, on-line services, voice mail, facsimile machines, telephones and photocopiers;

         9. NONCOMPETITION AND NONSOLICITATION. The Employee acknowledges that the Employer, through its employment of the Employee, will provide Employee with certain special, unique, and extraordinary training and experience, valuable confidential business and professional information, substantial business and professional contacts and relationships, and the ability to have access to the Employer's customers and clients. The Employee further acknowledges that such training, confidential information, business and professional contacts, and the ability to have access to the Employer's customers


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and clients are solely the result of his employment by the Employer, and that they constitute valuable, legitimate, and protectible business interests. In consideration of the foregoing and of the benefits generally provided to the Employee by the Employer pursuant to the terms of this Agreement and otherwise, the Employee agrees to abide and be bound by the restrictions and prohibitions of this section, which restrictions are intended by the parties to extend to any and all activities of the Employee, whether as an independent contractor, consultant, officer, director, agent, employee, partner, joint venturer, stockholder, or member for any person, firm, partnership, corporation or other entity, or otherwise.

            (a) PROHIBITION AGAINST COMPETITION: During the term of the Employee's employment, whether pursuant to this Agreement, any automatic or other renewal hereof, or otherwise, and for a period of twenty-four (24) months following the termination of his/her employment or expiration of this Agreement or any extension thereto, the Employee shall not, directly or indirectly, within the United States (the "Restricted Territory"), be engaged or employed by, consult with, assist or participate in any manner whatsoever with or for any entity, regardless of form (i.e., partnership, joint venture, corporation, limited liability company or partnership, or otherwise) or person, that is engaged in a business competitive with Employer, including, without limitation, a Web site offering, among other things, E-commerce, consumer education and information services, and business-to-business practice-related services to the animal health or medical profession or other such similar industries.

            (b) PROHIBITION AGAINST SOLICITATION: During the term of the Employee's employment, whether pursuant to this Agreement, any automatic or other renewal hereof, or otherwise, and for a period of twenty-four (24) months following the termination of such employment consistent with the terms hereof, or the expiration of this Agreement or any extension thereto, the Employee shall not, directly or indirectly, solicit or otherwise communicate with any of the employees or customers of the Employer with the purpose of causing such person or entity to terminate their employment or business relationship with the Employer, as the case may be. In addition, the Employee agrees that during such period he shall not, directly or indirectly, (x) engage, employ, or otherwise hire any of the employees of the Employer, or (y) provide products or services to any person or entity who was a customer of, or is or was in substantive discussions with Employer with respect to becoming a customer of Employer.

            (c) AUTOMATIC EXTENSION OF RESTRICTED TIME PERIOD: The period of time during which the Employee is prohibited from engaging in certain business practices pursuant to Sections 9(a) or (b) shall be extended by the length of time during which the Employee is in breach of such covenants.

            (d) RESTRICTIVE COVENANTS AS ESSENTIAL ELEMENTS OF THIS AGREEMENT:
It is understood by and between the parties hereto that the foregoing restrictive covenants set forth in Sections 9(a) through (c) are essential elements of this Agreement, and that, but for the agreement of the Employee to comply with such covenants, the Employer would not have agreed to enter into this Agreement. The existence of any claim or cause of action of the Employee against the Employer, whether predicated on this Agreement, or otherwise, shall not constitute a defense to the enforcement by the Employer of such covenants unless and until Employer has been given written notice by Employee of such claim or cause of action and has been given reasonable opportunity to cure same.

            (e) DIVISIBILITY OF COVENANTS; SURVIVABILITY:

                (i) It is agreed by the Employer and the Employee that if any portion of the covenants set forth in this Section 9 are held to be invalid, unreasonable, arbitrary, or against public policy, then such portion of such covenants shall be considered divisible both as to time and geographical area. The Employer and the Employee agree that, if any court of competent jurisdiction determines the specified time period or the specified geographical area applicable to this


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         Section 9 to be invalid, unreasonable, arbitrary or against public policy, a lesser time period or geographical area which is determined to be reasonable, non-arbitrary and not against public policy may be enforced against the Employee. The Employer and the Employee agree that the foregoing covenants are appropriate and reasonable when considered in light of the nature and extent of the business conducted by the Employer.

         (ii) Except as otherwise provided for in this Agreement, the restrictive covenants and the duties, obligations, responsibilities and covenants of the Employee herein contained shall be deemed independent and separable from the rest of this Agreement and shall survive the execution and any termination or expiration hereof, and in the event of termination or expiration hereof shall continue to bind the parties hereto and continue in full force and effect until each and every obligation herein shall have been fully performed.

         (f) BREACH OF COVENANTS: The Employee hereby acknowledges and agrees that any violation by him of any provision of this Section 9 shall cause the Employer irreparable harm and damage. Accordingly, it is agreed that as an alternative to other damages at law and in addition to other equitable remedies or remedies pursuant to Section 10 of this Agreement, the Employer shall be entitled to damages for such violation equal to the gross revenues derived by Employee, directly or indirectly, as a result of such violation. The parties acknowledge and stipulate that it is impossible to determine with any reasonable accuracy, the amount of prospective damages to the Employer upon such violation and that the damages specified in this Section 9(f) are reasonable and do not constitute a penalty, based upon the facts and circumstances of the parties at the time of entering this Agreement, and with due regard to future expectations.

         10. SPECIFIC PERFORMANCE. The Employee hereby acknowledges and agrees that any violation by him of any provision of Sections 8 or 9 shall cause the Employer irreparable harm and damage, and the Employee further acknowledges and agrees that damages at law shall be an insufficient remedy to the Employer if the Employee violates the terms of Sections 8 or 9. Accordingly, it is agreed that the Employer shall be entitled, upon application to a court of competent jurisdiction, to obtain injunctive relief to enforce the provisions of such sections, which injunctive relief shall be in addition to any other rights or remedies available to the Employer. If the Employer's action for a temporary restraining order and/or motion for preliminary injunction is granted in whole or in part and the Employer is ultimately unsuccessful in obtaining a permanent injunction to enforce the covenant, the Employee hereby waives any and all rights he may have against the Employer for any injuries or damages, including consequential damages, sustained by the Employee and arising directly or indirectly from the issuance of the temporary restraining order and/or preliminary injunction.

         11. COMPLIANCE WITH OTHER AGREEMENTS. The parties hereby represent and warrant each to the other that the execution of this Agreement by each and their performance of their obligations hereunder will not conflict with, result in the breach of any provision or the termination of, or constitute a default under, any agreement to which such party is a party or by which it is or may be bound.

         12. TERMINATION OF AGREEMENT. Employer may terminate this Agreement immediately at any time, with or without cause. Employee may terminate this Agreement upon 30 days written notice.

         13. NOTICE. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and shall be deemed delivered and received on the date of receipt by Employee, if personally delivered or if sent by third-party courier or overnight delivery service, or facsimile (with confirmation by U.S. Mail), or three (3) days from the date notice is deposited with the U.S. mail by certified or registered mail, first class, return receipt requested, to the parties as follows:


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         To the Employer:  PetsVetsandYou.com, Inc.
                           3103 Samara Drive
                           Tampa, Florida  33618

         To the Employee:  Raymond Lee
                           8140 NW 40th Street
                           Coral Springs, Florida 33065

         14. ATTORNEYS' FEES. In the event any litigation (including, without limitation, arbitration proceedings) is instituted to enforce or interpret any provisions of this Agreement, the prevailing party, as determined by the court or arbitrators having jurisdiction thereof, shall be entitled to recover, in addition to all other relief, an amount equal to all costs and expenses incurred in connection with such litigation (including any and all appeals), including reasonable attorneys' fees and legal assistants' fees.

         15. WAIVER OF BREACH. No course of dealing or any delay or failure on the part of any party hereto in exercising any right, power, privilege or remedy hereunder or under any other instrument given in connection with or pursuant to this Agreement shall impair any such right, power, privilege or remedy or be construed as a waiver of any breach, default or acquiescence relating thereto. No single or partial exercise of any such right, power, privilege or remedy shall be construed as a waiver, or preclude the further exercise, of any such right, power, privilege or remedy or the exercise of any other right, power, privilege or remedy. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

         16. MISCELLANEOUS.

            (a) BINDING EFFECT; ASSIGNMENT. The rights and obligations of the Employer under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Employer. This Agreement is a personal employment contract, and the rights, obligations and interests of the Employee hereunder may not be sold, assigned, transferred, pledged, or hypothecated.

            (b) GOVERNING LAW. This Agreement shall be construed and enforced in accordance with the laws of the State of Florida.

            (c) ENTIRE AGREEMENT; MODIFICATION. This Agreement contains the entire agreement and supersedes all prior agreements and understandings, oral or written, with respect to the subject matter hereof. This Agreement may be changed only by an agreement in writing signed by the party against whom any waiver, change, amendment, modification, or discharge is sought.

            (d) HEADINGS. The headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

            (e) JOINT DRAFTING AND INTERPRETATION. This Agreement has been jointly drafted based on input and review from both parties and/or their respective representatives and neither party shall be considered as being responsible for such drafting for the purposes of applying any rule to construe ambiguities against the drafter or otherwise.

            (f) SEPARABILITY. If any paragraph, subparagraph or other provision of this Agreement, or the application of such paragraph, subparagraph or provision, is held invalid, then the


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remainder of the Agreement, and the application of such paragraph, subparagraph or provision to person or circumstances other than those with respect to which it is held invalid, shall not be affected thereby.

            (g) GENDER AND NUMBER. All pronouns and variations thereof shall be deemed to refer to the masculine, feminine or neuter, and to the singular or plural, as the identity of the person or entity or person or entities may require.

            (h) ARBITRATION. All controversies and claims arising out of or relating to this Agreement and each and every provision hereof, as now drawn or as hereafter amended or modified from time to time, or arising out of or relating to the employment relationship in any way, or the interpretation hereof or the breach hereof, including the determination as to whether an issue is arbitrable, shall be settled by the parties and their respective heirs, executors, administrators, guardians and assigns, by arbitration in accordance with the Rules of the American Arbitration Association, and a judgment or decree upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction hereof. The parties shall agree upon a 3-person panel of arbitrators. If such panel is not chosen within 30 days from the date notice is first given by any party of their election to exercise their right to arbitration hereunder, any party shall have the right to petition a court of competent jurisdiction to select a single arbitrator to arbitrate the dispute. Any costs of arbitration shall be shared equally by the parties; provided, however, the expenses of presenting each party's case, including depositions, attorneys' fees and witness fees, shall be the sole cost of the non-prevailing party in the arbitration.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                   PETSVETSANDYOU.COM, INC.


                                   By: /s/ Neil Colby
                                      -----------------------------------------
                                           Neil Colby

                                   Title:  Vice President and Director
                                         --------------------------------------

                                           "Employer" or "Corporation"

                                   /s/ Raymond Lee
                                   --------------------------------------------
                                   [signature]

                                   Raymond Lee
                                   --------------------------------------------
                                   [print name]

                                                 "Employee"


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                                    EXHIBIT A

                        COMPENSATION AND FRINGE BENEFITS


Base Salary    $40,000 per year, to be paid on the Employer's regular payment schedule.

Bonuses:       Company is willing to grant you warrants on August 1, 2000, free of charge, to purchase 5,000 shares of common stock at its initial private offering price of $1.04, per share, for a period of five years.


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